Exhibit (a)(1)(ix)

Amended Offer by

FBR & CO.

To Purchase For Cash

Up to 6,000,000 Shares of Its Common Stock

At a Purchase Price Between $2.55 and $2.75 Per Share

THE TENDER OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE

AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON AUGUST 29, 2011,

UNLESS THE TENDER OFFER IS EXTENDED.

To Our Clients:

Enclosed for your consideration are the Amended Offer to Purchase dated August 16, 2011 and the related Amended Letter of Transmittal (which, as may be amended or supplemented from time to time, together constitute the “Amended Offer”) in connection with the offer by FBR & Co., a Virginia corporation (“FBR”), to purchase for cash up to 6,000,000 shares of its common stock, $0.001 par value (such shares, together with all other outstanding shares of common stock of FBR, are herein referred to as the “Shares”), at a price between $2.55 and $2.75 per share, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions set forth in the Amended Offer. The amended tender offer terms described in the Amended Offer materials supersede the terms first communicated following FBR’s August 2, 2011, self tender announcement.

We are the holder of record of Shares held for your benefit and account. As such, we are the only ones who can tender your Shares pursuant to your instructions. The Amended Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

Under the Amended Offer, FBR stockholders will have the ability to tender all or a portion of their shares at a price per share of not less than $2.55 and not more than $2.75. Based on the number of shares tendered and the prices specified by the tendering stockholders, FBR will determine the single per share price within the specified range that will allow it to buy six million shares or such lesser number of shares that are properly tendered. The Company will pay the same single per share price for the Shares properly tendered and not properly withdrawn and accepted for purchase pursuant to the Amended Offer taking into account the number of Shares so tendered. The Company will purchase such Shares validly tendered and not withdrawn upon the terms and subject to the conditions set forth in the Amended Offer to Purchase and the related Amended Letter of Transmittal, including the provisions relating to “odd lot” tenders, proration and conditional tender described in the Amended Offer to Purchase.

Shares tendered and not purchased because of proration or conditional tenders will be returned, at FBR’s expense, to the stockholders who tendered such Shares promptly after the Expiration Date (as defined in the Amended Offer to Purchase). FBR also expressly reserves the right, in its sole discretion, to purchase additional Shares subject to applicable legal requirements. See Section 1 of the Amended Offer to Purchase.

As described in the Amended Offer to Purchase, if fewer than all Shares properly tendered but not withdrawn pursuant to the Amended Offer are to be purchased by FBR, FBR will purchase tendered Shares in the following order of priority:

•

First, from all stockholders who own beneficially or of record, an aggregate of fewer than 100 Shares (“odd lots”) who properly tender, and do not properly withdraw, all of such Shares, although partial tenders will not qualify for this preference;

•

Second, subject to the conditional tender provisions described in Section 6 of the Amended Offer to Purchase, on a pro rata basis from all other stockholders who properly tender, and do not properly withdraw, Shares; and

•

Third, only if necessary to permit FBR to purchase 6,000,000 Shares (or such greater number of Shares as FBR may elect to purchase subject to applicable law) from holders who have tendered Shares conditionally (for which the condition was not initially satisfied) by random lot, to the extent feasible. To be eligible for purchase by random lot, stockholders whose Shares are conditionally tendered must have properly tendered all of their Shares and not properly withdrawn them before the expiration of the tender offer. See Section 6 of the Amended Offer to Purchase.

We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account upon the terms and subject to the conditions set forth in the Amended Offer to Purchase and the Amended Letter of Transmittal.

Please note carefully the following:

1. The Amended Offer, the proration period and withdrawal rights expire at 12:00 Midnight, New York City time, on August 29, 2011 unless the Amended Offer is extended by FBR.

2. The Amended Offer is not conditioned upon any minimum number of Shares being tendered. The Amended Offer is, however, subject to certain other conditions set forth in the Amended Offer to Purchase. See Section 7 of the Amended Offer to Purchase.

3. The Amended Offer is for 6,000,000 Shares, constituting approximately 10% of FBR’s outstanding shares as of August 2, 2011.

4. Tendering stockholders who are registered stockholders or who tender their Shares directly to The American Stock Transfer & Trust Company, LLC, the Depositary, will not be obligated to pay any brokerage commissions or fees to FBR or the Dealer Manager, solicitation fees, or, except as set forth in the Amended Offer to Purchase and the Amended Letter of Transmittal, stock transfer taxes on FBR’s purchase of Shares pursuant to the Amended Offer.

5. If you hold beneficially or of record an aggregate of fewer than 100 Shares, and you instruct us to tender on your behalf all such Shares before the Expiration Date (as defined in the Amended Offer to Purchase) and check the box captioned “Odd Lots” on the attached Instruction Form, FBR will accept all such Shares for purchase before proration, if any, of the purchase of other Shares properly tendered at or below the purchase price and not properly withdrawn pursuant to the Amended Offer.

6. If you wish to condition your tender upon the purchase of all Shares tendered or upon FBR’s purchase of a specified minimum number of the Shares which you tender, you may elect to do so and thereby avoid possible proration of your tender. FBR’s purchase of Shares from all tenders which are so conditioned will be determined by random lot. To elect such a condition complete the section captioned “Conditional Tender” in the attached Instruction Form.

7. As a result of the change in the structure of the tender offer from a fixed price offer to a modified “Dutch auction,” any instructions you previously gave us under the terms of the original self tender offer are no longer valid. Accordingly, if you wish to participate in the tender offer as amended, you must instruct us in accordance with the instructions in this letter.

If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified on the Instruction Form.

YOUR PROMPT ACTION IS REQUESTED. YOUR INSTRUCTION FORM SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT THE TENDER ON YOUR BEHALF BEFORE THE EXPIRATION OF THE AMENDED OFFER.

The Amended Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making of the Amended Offer or acceptance thereof would violate the laws of such jurisdiction. In those jurisdictions the laws of which require that the Amended Offer be made by a licensed broker or dealer, the Amended Offer shall be deemed to be made on behalf of FBR by FBR Capital Markets, the Dealer Manager for the Amended Offer, or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

INSTRUCTION FORM

With Respect to the Amended Offer by

FBR & CO.

to Purchase for Cash Up to 6,000,000 Shares of its Common Stock at a Purchase Price Between

$2.55 and $2.75 Per Share

The undersigned acknowledge(s) receipt of your letter and the enclosed Amended Offer to Purchase dated August 16, 2011 and the related Amended Letter of Transmittal (which together, as amended or supplemented, constitute the “Amended Offer”), in connection with the offer by FBR & Co., a Virginia corporation (“FBR”), to purchase for cash up to 6,000,000 shares of its common stock, $0.001 par value (such shares, together with all other outstanding shares of common stock of FBR, are herein referred to as the “Shares”), at a price between $2.55 and $2.75 per share, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions set forth in the Amended Offer.

The undersigned hereby instruct(s) you to tender to FBR the number of Shares indicated below or, if no number is indicated, all Shares held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Amended Offer.

NUMBER OF SHARES TO BE TENDERED FOR THE ACCOUNT OF THE UNDERSIGNED:

SHARES*

*	Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

CHECK ONLY ONE BOX. IF MORE THAN ONE BOX IS CHECKED, OR IF NO BOX IS CHECKED, THERE IS NO VALID TENDER OF SHARES.

(1) SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER (See Instruction 5 of the Letter of Transmittal)

By checking ONE of the following boxes below INSTEAD OF THE BOX UNDER “Shares Tendered at Price Determined Pursuant to the Tender Offer,” the undersigned tenders shares at the price checked. This action could result in none of the shares being purchased if the purchase price determined by the Company is less than the price checked below. A STOCKHOLDER WHO DESIRES TO TENDER SHARES AT MORE THAN ONE PRICE MUST COMPLETE A SEPARATE AMENDED LETTER OF TRANSMITTAL FOR EACH PRICE SELECTED. The same shares cannot be tendered at more than one price, unless previously validly withdrawn as provided in Section 4 of the Amended Offer to Purchase.

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED

☐ $2.55	☐ $2.60	☐ $2.65	☐ $2.70	☐ $2.75

– OR–

(2) SHARES TENDERED AT PRICE DETERMINED PURSUANT TO THE TENDER OFFER (See Instruction 5 of the Letter of Transmittal)

By checking the box below INSTEAD OF ONE OF THE BOXES UNDER “SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER,” the undersigned tenders shares at the purchase price, as shall be determined by the Company in accordance with the terms of the Amended Offer. For purposes of determining the purchase price, those shares that are tendered by the undersigned agreeing to accept the purchase price determined in the Amended Offer will be deemed to be tendered at the minimum price.

☐	The undersigned wants to maximize the chance of having the Company purchase all shares the undersigned is tendering (subject to the proration and priority provisions of the offer). Accordingly, by checking this box instead of one of the price boxes above, the undersigned hereby tenders shares at, and is willing to accept, the purchase price determined by the Company in accordance with the terms of the Offer. THE UNDERSIGNED UNDERSTANDS THAT THIS ELECTION MAY LOWER THE PURCHASE PRICE PAID FOR SHARES IN THE AMENDED OFFER AND COULD RESULT IN THE TENDERED SHARES BEING PURCHASED AT THE MINIMUM PRICE OF $2.55 PER SHARE.

CHECK ONLY ONE BOX UNDER (1) OR (2) ABOVE. IF MORE THAN ONE BOX IS CHECKED

ABOVE, OR IF NO BOX IS CHECKED, THERE IS NO VALID TENDER OF SHARES.

ODD LOTS

(See Instruction 5 of the Letter of Transmittal)

To be completed only if Shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 Shares.

☐	By checking this box, the undersigned represents that it is the beneficial or record owner of an aggregate of fewer than 100 Shares, all of which are being tendered.

CONDITIONAL TENDER

(See Instruction 16 of the Letter of Transmittal)

A tendering stockholder may condition his or her tender of Shares upon FBR purchasing a specified minimum number of the Shares tendered, all as described in Section 6 of the Amended Offer to Purchase. Unless at least the minimum number of Shares you indicate below is purchased by FBR pursuant to the terms of the Amended Offer, none of the Shares tendered will be purchased. It is the tendering stockholder’s responsibility to calculate that minimum number of Shares that must be purchased if any are purchased, and each stockholder is urged to consult his or her own tax advisor. Unless this box has been checked and a minimum specified, your tender will be deemed unconditional.

☐	The minimum number of Shares that must be purchased, if any are purchased, is: Shares

If, because of proration, the minimum number of Shares designated will not be purchased, FBR may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his or her shares and checked the box below:

☐	The tendered Shares represent all shares held by the undersigned.

THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE ELECTION AND RISK OF THE TENDERING STOCKHOLDER. IF DELIVERY IS BY MAIL, THEN REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

SIGN HERE

Signature(s):

Name(s):

(PLEASE PRINT)

Taxpayer Identification or Social Security Number:

Address(es):

(INCLUDING ZIP CODE)

Area Code/Phone Number:

Date: